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Exhibit 10.55


                     ESILICON MASTER ASIC SERVICES AGREEMENT
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         This Master ASIC Services Agreement ("Agreement"), effective as of
December 12, 2006 (the "Effective Date"), is entered into by and between eSilicon Corporation, a Delaware corporation, on behalf of itself and its majority-owned subsidiaries, with offices at 501 Macara Avenue, Sunnyvale, California 94085 ("eSilicon"), and Rim Semiconductor Company, a Utah corporation with offices at 305 NE 102nd Ave, Suite 105, Portland OR 97220 ("Customer"). eSilicon and Customer are referred to herein individually as a "PARTY" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, eSilicon provides various ASIC services, including but not limited to, design, fabrication, packaging and testing;

         WHEREAS, Customer desires to engage eSilicon from time to time pursuant to one or more Proposals to perform Services of different kinds related to ASICs, and eSilicon is interested in accepting such engagements, subject to the Parties' further agreement on the scope and terms of each such Proposal;

         WHEREAS, Customer and eSilicon mutually desire to set forth in this Agreement certain terms applicable to all such engagements;

         NOW, THEREFORE, eSilicon and Customer hereby agree as follows:

                              SECTION 1 DEFINITIONS

         1.1 "AUTHORIZED AGENT" shall mean an affiliate or sub-contractor designated by the Customer to procure eSilicon products and/or services on its behalf and who has become a Party to this Agreement by delivering to eSilicon a duly executed copy of this Agreement.

         1.2 "BACKGROUND TECHNOLOGY" shall mean, for a particular Party, any and all Inventions that (i) are owned by such Party as of the Effective Date, and
(ii) eSilicon uses to perform the Services under this Agreement, and/or are embodied in the Deliverables or Products provided by eSilicon under this Agreement.

         1.3 "CUSTOMER DELIVERABLES" shall mean the Deliverables and other materials specified in a Proposal to be delivered to eSilicon by Customer under the terms of this Agreement and on the date specified in the Proposal, including, without limitation, Specifications, design database and test data.

         1.4 "DELIVERABLES" shall refer to the Non-Recurring Expense (NRE) deliverables and other work product specified in a Proposal to be developed by or on behalf of eSilicon under the terms of this Agreement.

         1.5 "ESILICON PARTNERS" shall mean those entities identified in a Proposal that eSilicon may use to provide some or all of the Services.

         1.6 "INTELLECTUAL PROPERTY RIGHTS" shall mean patent rights (including those arising under patent applications and disclosures), rights of priority, copyright rights, moral rights, mask work rights, trade secret rights, know-how rights, and any other intellectual property or proprietary rights recognized in any country or jurisdiction in the world, now or hereafter existing, and whether or not filed, perfected or recorded.

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         1.7 "INVENTIONS" shall mean designs, methods, processes, formulas, algorithms, discoveries, inventions, technical information, drawings, modifications, enhancements, improvements and other technologies.

         1.8 "MANUFACTURING KIT" shall mean the mask sets, reticles, load boards, probe cards, burn-in boards, handler kit and test programs for the applicable Product which are necessary to manufacture the applicable Product, each in their then current form in eSilicon's possession or control.

         1.9 "MINIMUM ORDER QUANTITY" shall mean, for any specific foundry, the Product quantity that must be ordered in order to meet such foundry's lot size or minimum assembly build quantity.

         1.10 "ORDER" shall mean a purchase order submitted to eSilicon by written or electronic transmission by the Customer or an Authorized Agent for Products and Services specified in the Proposal or for additional Services offered during the Term.

         1.11 "PRODUCT" shall mean packaged and tested production quality ASICs specified in a Proposal, which will be manufactured by or on behalf of eSilicon under the terms of this Agreement.

         1.12 "PROPOSAL" shall mean a document prepared by eSilicon in consultation with Customer and executed by the Parties, pursuant to the terms of this Agreement, specifying the Services to be provided by or on behalf of eSilicon on a particular project, the Deliverables from such Services, and/or commercial terms relating thereto.

         1.13 "REVISION" shall mean, with respect to a Product, an ASIC that, when compared with the logic gates (excluding memory) contained in the original design of such Product, has less than a ten percent (10%) difference in logic gates.

         1.14 "RISK BUY ORDER" shall mean an Order to manufacture production quantities of Product not yet fully released through the eSilicon qualification process.

         1.15 "SERVICES" shall mean the services specified in a Proposal which will be performed by or on behalf of eSilicon under the terms of this Agreement.

         1.16 "SPECIFICATIONS" shall mean the technical specifications for Deliverables or Products specified in a Proposal, including, without limitation, design, quality and reliability requirements, in sufficient detail to permit eSilicon to perform the Services.

                        SECTION 2 PERFORMANCE OF SERVICES

         2.1 SERVICES AND DELIVERABLES. From time to time, Customer may request or eSilicon may propose work to be performed by eSilicon for the benefit of Customer. In response or as its proposal, eSilicon will create a Proposal for Customer approval. The manner and means used by eSilicon to perform the Services desired by the Customer are in the sole discretion and control of eSilicon, unless otherwise mutually agreed in the applicable Proposal. The Parties recognize that scheduled performance dates are estimates only, and are dependent on resource availability, funding, assistance, and other factors, and eSilicon will use commercially reasonable efforts to furnish the Services and develop and deliver the Deliverables within the Proposal schedule.

         2.2 PROPOSALS. Upon execution of a Proposal by Customer and eSilicon, such Proposal shall constitute the Parties' contractual obligations of that specific project. In the event that the terms and conditions of a Proposal conflict with the terms and conditions of this Agreement, the terms and conditions of the Proposal will govern and control with respect to the conflicting terms. Any waiver, amendment or other modification of any provision of a Proposal will be effective only if in writing and signed by the Parties.


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         2.3 GENERAL OBLIGATIONS OF CUSTOMER. Customer agrees to, in a timely manner: (a) furnish eSilicon with such assistance, cooperation and information as reasonably requested by eSilicon; (b) review Deliverables submitted by eSilicon hereunder; and (c) provide those Customer Deliverables and personnel required by the Proposal at no charge and ensure that all personnel are qualified for the tasks assigned to them and that all Customer Deliverables are of good quality, are in good operating condition and are suitable for eSilicon's performance of Services. eSilicon will be entitled to rely on the completeness and accuracy of all information provided by Customer in performing the Services. Customer is responsible for the maintenance of all Customer Deliverables and for the accuracy and the results produced by such resources.

         2.4 PERSONNEL AND NONEXCLUSIVE ARRANGEMENT. eSilicon will determine the assignment of its personnel for the performance of Services and may in its sole judgment subcontract any of the Services to eSilicon Partners. No person performing Services on behalf of eSilicon will be restricted or prevented from performing services that are similar to such Services for any third party. Nothing in this Agreement will restrict eSilicon from performing work for others during the Term whether or not such work is similar to Services performed for Customer. eSilicon is an independent contractor and not an employee or agent of Customer and neither Party will have authority to bind or obligate the other Party in any manner whatsoever.

                         SECTION 3 ORDERS AND FORECASTS

         3.1 ORDER PLACEMENT; AUTHORIZED AGENT. Customer may purchase Services and Products by issuing an Order that references the applicable Proposal, states the Service or Product, and includes unit price, unit quantities, requested shipping dates, and shipping instructions. Customer Order quantities must be in increments matching the estimated chips generated per wafer lot, which amount is a function of dies per wafer and manufacturing yields. In the event of any conflict between the provisions of an Order: (a) and the terms of this Agreement, the terms of this Agreement shall govern and be controlling with respect to the conflicting terms; and (b) and the terms of the applicable Proposal, the terms of the applicable Proposal shall govern and be controlling with respect to the conflicting terms. Customer may procure Products and/or Services from eSilicon directly, or through an Authorized Agent.

         3.2 PURCHASE ORDER ACKNOWLEDGMENT. eSilicon will acknowledge an Order in writing within five (5) business days after receipt of an Order, and will seek to provide shipping dates for accepted Orders within that time. Orders are invalid unless accepted by eSilicon in writing.

         3.3 RISK BUY ORDER. Risk Buy Orders must be submitted to eSilicon with a signed Risk Buy form provided by eSilicon. Delivery commitments for a Risk Buy Order are conditional upon the qualification date and may be adjusted by eSilicon, as required. Notwithstanding the provisions of Section 5.4 hereof, for a Risk Buy Order, the Customer accepts all responsibility for the performance of the Product, waives all rights to reschedule or cancel the purchase Order, and waives the right to return defective units, unless for a defect in workmanship.

         3.4 FORECASTS. Within 10 days after tapeout, Customer shall provide eSilicon with an initial 9 month non-binding, written forecast of its anticipated Product Orders (the "FORECAST"). Each month thereafter and until Termination, the Customer shall provide a rolling 9 month Forecast for each Product.

         3.5 RESCHEDULING PRODUCTION ORDER. eSilicon shall use commercially reasonable efforts to accommodate Customer's reasonable requests to reschedule shipments, subject to the following limitations. If a reschedule request is received: (a) within 30 days of scheduled delivery, then no rescheduling is permitted; (b) between 30 and 80 days of scheduled delivery, then 20% of the order may be rescheduled and may not be delayed for more than 15 days; (c) between 81 days before scheduled delivery and wafer start, then 100% of the order may be rescheduled for no more than 90 days; or (d) before wafer start, then 100% of the order may be rescheduled for no more than 180 days. The Customer shall reimburse eSilicon for all costs incurred by eSilicon in connection with shipment rescheduling. Orders rescheduled and subsequently cancelled shall incur cancellation charges with respect to the initial schedule dates. Reschedule requests are limited to one per Order.


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         3.6 CANCELING PURCHASE ORDER; FEES. After acceptance by eSilicon of an
Order, Customer may notify eSilicon in writing of any cancellation, termination, suspension or hold of any Order, in whole or in part, subject to the payment of the applicable cancellation fee as follows:

                  (a) SERVICE ORDER. Upon receipt by eSilicon of a Customer notice to cancel an Order for Services, eSilicon will invoice Customer for all out-of-pocket material and labor expenditures incurred up to and including the date the cancellation notice is received. Labor expenditure is calculated by multiplying the total hours worked by each relevant employee by such employee's standard hourly billing rate.

                  (b) PRODUCT ORDER. Upon receipt by eSilicon of a Customer notice to cancel an Order for Product: (i) before wafer start, the cancellation fee is $0; (ii) after wafer start but prior to start of assembly, eSilicon will invoice Customer for 70% of the total Order purchase price; (iii) after start of assembly, eSilicon will invoice Customer for 100% of the total Order purchase price; provided, however, that in all cases of Product Order cancellation, eSilicon will invoice Customer for all out-of-pocket material and labor expenditures incurred up to and including the date the cancellation notice is received, including, but not limited to, unrecouped labor expenditures incurred in connection with designing and developing such Product.

                  (c) CANCELLATION FEES INDEPENDENT. Any amount invoiced pursuant to this Section 3.6 shall be independent of any other payments due to eSilicon and shall not in any event be credited towards or offset any other payments, fees, or amounts owing to eSilicon for any reason.

         3.7    END OF LIFE.

                  (a) In the event that the eSilicon Partner that manufactures a Product announces that it will discontinue or cease to manufacture the Product, eSilicon will provide Customer with at least 3 months' prior written notice thereof. Upon receipt of such notice, Customer is entitled to place a last time buy Order, provided, however, the last delivery date for such ordered Product units may not be more than 6 months after the date of discontinuance of that Product.

                  (b) In the event that eSilicon will discontinue or cease to manufacture the Product (and the eSilicon Partner that manufactures such Product has not informed eSilicon that it will discontinue or cease to manufacture the Product), eSilicon will provide Customer with at least 3 months' prior written notice thereof. Notwithstanding anything to the contrary in this Agreement, upon the effective date of such notice, eSilicon will: (a) grant Customer a worldwide, perpetual, royalty-free, non-exclusive, non-sublicensable (except to have made for Customer) license to use the Manufacturing Kit for the sole and limited purpose to make and have made for Customer the applicable Product (the "Permitted Purpose"). Such license shall not extend to any other Products. Notwithstanding the foregoing, if the Manufacturing Kit for the applicable Product contains any intellectual property rights of third parties, eSilicon will only be required to sublicense its rights to such intellectual property to the extent it is permitted to do so by its contractual obligations with such third parties and eSilicon is not required to make any additional payments or to pay any royalties to such third parties in connection with such sublicenses or Customer's manufacture of the Product. Customer agrees that the Manufacturing Kit is eSilicon's Confidential Information and upon the grant of a license to Customer in accordance with this Section, Customer agrees: (i) not to disclose the Manufacturing Kit to anyone other than Customer's employees, consultants or contractors on a need to know basis and solely for the Permitted Purpose; and
(ii) not to permit such employees, consultants or contractors to access the Manufacturing Kit until they have first executed a binding and enforceable agreement with Customer that obligates such employees, consultants or contractors to keep the Manufacturing Kit confidential and not to use the Manufacturing Kit for anything other than expressly permitted in this subsection.


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               SECTION 4 PRODUCT DELIVERY, ACCEPTANCE AND PAYMENT

         4.1 DELIVERY. eSilicon shall use commercially reasonable efforts to ensure that Products are shipped on or before the scheduled shipment date as specified in the applicable accepted Order. eSilicon may ship partial line items for an Order, provided that eSilicon notifies Customer prior to shipment. Delivery of Products shall be ex-works, eSilicon's designated shipping point and continue on to the Customer per their designated carrier. Customer shall receive good and marketable title to the Products at the time of delivery to their designated carrier. Customer shall be responsible for, and assume all risk of loss and/or damage to the Products, from any cause, upon leaving eSilicon's designated shipping point.

         4.2 ACCEPTANCE OF SHIPMENT. Product units will be deemed to be accepted by Customer unless, within 30 days after Customer's receipt of the Product units, Customer provides eSilicon with written rejection of the shipment, in whole or in part, that lists in detail the reasons for the rejection and which must include, but is not limited to, a description of how the Product units materially fail to meet the Specifications. Rejected Product units will be shipped to eSilicon with freight and insurance prepaid by the Customer and must be accompanied by a return material authorization number provided by eSilicon. If Customer rejects the shipment within the 30 day period, then eSilicon shall use commercially reasonable efforts to correct any verified defects in the Product units and redeliver the Product units to Customer, subject to the provisions of Section 5; provided, however, that if the returned Product units meet eSilicon's visual acceptance criteria and final test program revision applicable to the Product unit, then eSilicon shall return the product units to the Customer and Customer shall reimburse eSilicon for all shipping related charges.

         4.3 PAYMENT TERMS. The fees for Services and Products will be set forth in the applicable Proposal. eSilicon will invoice Customer: (a) for Services as set forth in the applicable Proposal; (b) for Products upon delivery of Product to eSilicon's designated shipping point; (c) notwithstanding the foregoing subsection (b), for Risk Buy Orders upon acceptance by eSilicon of such Risk Buy Order; and (d) for cancellation fees upon receipt of a Customer cancellation notice. In each case, payment is due net 30 days from the date of the invoice. Customer will pay the full amount stated in the invoice under the terms of the applicable Proposal in United States dollars by wire transfer to eSilicon's designated bank account. Payments made by Customer after their due date shall incur interest at the lower of 1.0% per month or the highest rate permitted by applicable law. In addition, eSilicon shall have the right to withhold Product or Deliverables when payments are past due.

         4.4 TAXES. The Customer shall be obligated to pay all sales, use, withholding and other taxes due on any payments made by Customer to eSilicon under this Agreement, except for taxes based on eSilicon's net income.

                    SECTION 5 REPRESENTATIONS AND WARRANTIES

         5.1 CUSTOMER REPRESENTATIONS AND WARRANTIES. Customer represents and warrants to eSilicon that: (a) Customer has not previously granted and will not grant any rights in the Customer Deliverables, Customer's Background Technology or Customer's Product to any third party such that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will violate or be in conflict with or constitute, with or without the passage of time and giving of notice, a breach or default under any contract, agreement or obligation with such third party; and (b) Customer has full corporate power to enter into this Agreement, to carry out its obligations hereunder, and to grant and assign the rights herein granted or assigned to eSilicon.

         5.2 ESILICON REPRESENTATIONS AND WARRANTIES. eSilicon represents and warrants to Customer that: (a) eSilicon has not previously granted and will not grant any rights in eSilicon's Background Technology to any third party such that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will violate or be in conflict with or constitute, with or without the passage of time and giving of notice, a breach or default under any contract, agreement or obligation with


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such third party; and (b) eSilicon has full corporate power to enter into this
Agreement, to carry out its obligations hereunder, and to grant the rights herein granted to Customer.

         5.3 LIMITED SERVICES WARRANTY. eSilicon warrants that Services will be performed in a good and workmanlike manner, consistent with generally accepted industry standards. As Customer's sole and exclusive remedy, and eSilicon's entire liability for any breach of the foregoing warranty, eSilicon will, at its sole option and expense, re-perform any Service that fails to meet this limited warranty or refund to Customer the fees paid for the non-conforming Service.

         5.4 LIMITED PRODUCT WARRANTY. Subject to Section 3.3, eSilicon warrants to Customer, for one (1) year from the date code on the Product, that such Product (i) will be free from defects in material and workmanship, and (ii) subject to having completed qualification testing undertaken by eSilicon, will substantially conform to the applicable Specifications agreed upon by the Parties based on the production test program applied by eSilicon for use in Product testing. eSilicon's sole and exclusive obligation under the Product warranty is, at eSilicon's sole option, (a) to refund the purchase price for the affected Product, (b) to replace the affected Product, or (c) to repair the affected Product; provided, however, that replaced Product will be warranted for the balance of the original warranty period or 90 days from the date such Product is delivered to Customer, whichever is longer.

         5.5 EXCLUSIONS. The warranty shall only apply to Customer and does not cover damage to Products due to external causes, including but not limited to, accident, abuse, misuse, neglect, mishandling, improper testing, use of contrary industry practices, or any damage caused by equipment not supplied by eSilicon. eSilicon makes no representation or warranty that the performance or operation of any Deliverables will be error-free or that all errors can be corrected or circumvented.

         5.6 NO OTHER WARRANTIES. THE WARRANTIES SET FORTH IN SECTION 5 ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY ESILICON FOR SERVICES AND PRODUCTS HEREUNDER AND ESILICON DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

                            SECTION 6 LICENSE RIGHTS

         6.1 LICENSE GRANT BY CUSTOMER. Subject to the terms and conditions of this Agreement, Customer hereby grants to eSilicon and eSilicon Partners a worldwide, nonexclusive, fully-paid, royalty-free license under Customer's Intellectual Property Rights in Customer's Background Technology and Customer Deliverables, together with any other Confidential Information of Customer delivered to eSilicon, to design, develop, manufacture and have manufactured for Customer the Deliverables and Products and to perform the Services for Customer. Neither eSilicon nor eSilicon Partners has the right to market, sell, or distribute (directly or indirectly) the Products manufactured pursuant to this Agreement.

         6.2 LICENSE GRANT BY ESILICON. Subject to the terms and conditions of this Agreement, eSilicon hereby grants to Customer a worldwide, nonexclusive, royalty-free license (without the right to sublicense) under eSilicon's Intellectual Property Rights in eSilicon's Background Technology during the Term, together with any other Confidential Information of eSilicon delivered to Customer, to (i) use, copy and modify the Deliverables, only in connection with the Services; and (ii) market, sell, and distribute (directly or indirectly) the Products manufactured pursuant to this Agreement.

         6.3 LICENSE RESTRICTIONS. Each Party's rights in the other Party's Background Technology and Confidential Information will be limited to those expressly granted under this Agreement. Each Party reserves all rights in its respective Background Technology and Confidential Information not expressly granted to the other Party. To the extent that a Deliverable includes computer software, neither Customer nor a third party acting on Customer's behalf will decompile, reverse engineer, disassemble or otherwise reduce all or any part of such software to human readable form.


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                         SECTION 7 INTELLECTUAL PROPERTY

         7.1 EXISTING PROPERTY. Subject to the license rights granted by the Parties under Sections 6.1 and 6.2, each Party shall retain all rights, title and interest in and to such Party's Background Technology and Confidential Information, and all Intellectual Property Rights therein.

         7.2 NEW INNOVATIONS. eSilicon shall own all rights, title and interest in and to the design flow, design methodology, mask work rights, mask sets, tapeout databases, reticles, load boards, probe cards, and burn-in boards know-how and other technology that are conceived or made in connection with the performance of the Services by eSilicon under this Agreement, and all Intellectual Property Rights therein.

         7.3 MANUFACTURING RIGHTS. eSilicon shall have the exclusive right to manufacture the Products and any Revisions thereof.

                            SECTION 8 CONFIDENTIALITY

         8.1 CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" means information disclosed by one Party to the other Party pursuant to this Agreement that: (i) is marked as "Confidential" or "Proprietary"; (ii) if orally disclosed or disclosed in other intangible form, is identified as confidential or proprietary at the time of disclosure; or (iii) should be reasonably understood by the Receiving Party to be confidential due to the nature of the disclosed information and/or the circumstances surrounding disclosure, even if not expressly marked, identified, or otherwise designated as such. "Confidential Information" shall be deemed to also include the Parties' respective Background Technology, the Customer Deliverables and the Deliverables, as well as the terms and conditions of this Agreement, any of its parts or attachments, and any Proposal.

         8.2 LIMITATIONS. Notwithstanding the above, "Confidential Information" shall not include information of the disclosing Party which: (i) was generally available to the public at the time it was disclosed or became generally available to the public through no fault of the receiving Party; (ii) was known to the receiving Party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing Party; (iv) was independently developed by the receiving Party without any use of the Confidential Information, as demonstrated by documentation created at the time of such independent development; or (v) becomes known to the receiving Party, without restriction, from a source other than the disclosing Party without breach of this Agreement by the receiving Party and otherwise not in violation of the disclosing Party's rights.

         8.3 PERMITTED DISCLOSURES. The receiving Party is permitted to disclose Confidential Information to the extent that such disclosure is: (i) necessary for the receiving Party to enforce its rights under this Agreement in connection with a legal proceeding, or (ii) disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; but only if the receiving Party provides prompt notice of the court order or requirement to the disclosing Party to enable the disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure and that the receiving Party only disclose such information as is strictly necessary to comply with the order or requirement. Notwithstanding the foregoing, the receiving Party may disclose Confidential Information of the other Party only to its officers, directors, partners, employees, majority-owned subsidiaries, or other parties over which it exercises control, or third parties who have a legitimate need to know such Confidential Information (including without limitation, design, manufacturing and supply-chain contractors) and who are obligated by appropriate written agreements, including, but not limited to non-disclosure agreements, to keep the Confidential Information confidential.

         8.4 CONFIDENTIALITY. Each Party shall keep all Confidential Information of the other Party in strictest confidence and shall not use such Confidential Information except as necessary to fulfill its obligations or exercise its rights under this Agreement. Without limiting the foregoing, each of the Parties


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shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information of the other Party, and in no event less than reasonable care. The receiving Party shall notify the disclosing Party of any unauthorized use or disclosure of the disclosing Party's Confidential Information, whether actual or suspected.

                         SECTION 9 TERM AND TERMINATION

         9.1 TERM. This Agreement will commence on the Effective Date and continue in full force and effect for a period of 3 years thereafter (the "INITIAL TERM"), unless terminated earlier in accordance with the terms of this Agreement ("TERMINATION"). At the end of the Initial Term and each renewal term thereafter (together with the Initial Term, the "TERM"), this Agreement will automatically renew for a one year period unless either Party provides the other Party with written notice of non-renewal at least 90 days prior to the date of any such automatic renewal.

         9.2 TERMINATION FOR CAUSE. A Party shall have the right to terminate this Agreement if the other Party breaches any material term or condition of this Agreement and fails to cure such breach within 30 days after receipt of written notice of such breach. Termination of this Agreement by either Party will be a non-exclusive remedy for breach and will be without prejudice to any other right or remedy of such Party.

         9.3 TERMINATION; CONFIDENTIAL INFORMATION. Within 30 days of Termination, the Parties will return or destroy all copies of any Confidential Information provided hereunder in such Party's possession or control and, upon request, will furnish to such other Party an affidavit or declaration signed by an officer of such Party certifying that such delivery or destruction has been fully effected.

         9.4 TERMINATION; PENDING ORDERS. Upon Termination, eSilicon will cease to be responsible for completing any pending Services under any Proposals or Orders. Notwithstanding the foregoing, eSilicon will wind up its work in a commercially reasonable manner and preserve and deliver to Customer all Deliverables and Products in their then-current state of completion as of the effective date of Termination. Customer will pay all fees and expenses related to eSilicon's completed work, work-in-process, and winding-up activities within 15 days after the date of eSilicon's invoice therefore.

         9.5 DAMAGES. Neither Party will be liable to the other for damages of any type solely as a result of terminating this Agreement in accordance with its terms.

         9.6 SURVIVAL. The Parties' rights and obligations under Sections 3.7, 4.3, 4.4, 5, 6.1, 8, 9.2 to 9.6, 10, 11 and 12 will survive Termination.

                           SECTION 10 INDEMNIFICATION

         10.1 INDEMNIFICATION OBLIGATION. The Customer, on the one hand, and eSilicon, on the other hand (each, an "INDEMNIFYING PARTY," as the case may be), shall defend, indemnify and hold harmless eSilicon and eSilicon Partners, on the one hand, and the Customer, on the other hand (each, an "INDEMNIFIED PARTY", as the case may be), from and against any and all claims, demands, causes of action and any liabilities, damages, losses, costs and expenses, (including but not limited to reasonable fees of attorneys and other professionals) arising from:
(a) in the case where the Indemnified Party is eSilicon, (i) any third party claim that the Customer Deliverables, Customer's Background Technology or Customer's Product, in whole or in part, infringe any patent or copyrights or incorporate any misappropriated trade secrets of any third party, or (ii) any sale or distribution of a Product to third parties; and (b) in the case where the Indemnified Party is Customer, any third party claim that eSilicon's Background Technology as embodied in a Deliverable or Product, in whole or in part, infringes any patent or copyright or incorporates any misappropriated trade secrets of any third party.


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         10.2 INDEMNITY CONDITIONS. In the event of any such claim, the
Indemnified Party shall: (i) promptly notify Indemnifying Party of the claim;
(ii) provide Indemnifying Party with all reasonable information and assistance, at Indemnifying Party's expense, to defend or settle such a claim; and (iii) grant Indemnifying Party authority and control of the defense or settlement of such claim. If a settlement would alter, impair or reduce the scope of Indemnified Party's rights under this Agreement, the Indemnifying Party shall not settle any such claim without Indemnified Party's prior written consent, which shall not be unreasonably withheld or delayed. Indemnified Party reserves the right to retain counsel, at Indemnified Party's expense, to participate in the defense and settlement of any such claim.

         10.3 INJUNCTIONS; TERMINATION. In the event that any of the rights granted to the Indemnified Party under this Agreement are exercised and consequently enjoined or, in the Indemnifying Party's reasonable opinion, are likely to be enjoined due to the type of infringement or misappropriation specified in Section 10.1, the Indemnifying Party shall at its expense and option, and without prejudice to the rights and remedies of Indemnified Party:
(i) procure for Indemnified Party a license to continue to exercise all of the rights granted under this Agreement with respect to the Indemnifying Party's Deliverables, Background Technology and Product; or (ii) modify the allegedly infringing item to avoid the infringement or misappropriation, without materially impairing the performance or compliance with the Specifications. If the remedies set forth in subsections (i) and (ii) of this Section 10.3 fail despite the Indemnifying Party's commercially reasonable efforts, then the Indemnified Party may terminate this Agreement upon 30 days prior written notice to the Indemnifying Party.

         10.4 EXCLUSIONS. The Indemnifying Party shall have no liability for any infringement or misappropriation claim to the extent it results from: (i) modifications of the Indemnifying Party's Background Technology or Product other than by the Indemnifying Party or a party authorized by the Indemnifying Party, if such a claim would have been avoided but for such modification; (ii) a combination of the Indemnifying Party's Deliverables, Background Technology or Product with processes or materials not provided by Indemnifying Party, if such a claim would have been avoided but for such combination; or (iii) Indemnified Party's failure to use modifications to the Indemnifying Party's Deliverables, Background Technology or Product provided by Indemnifying Party to avoid infringement or misappropriation.

         10.5 SOLE REMEDY. The provisions of Section 10 represent each Party's sole and exclusive obligation and sole and exclusive remedy for any claim of infringement or misappropriation of third party Intellectual Property Rights.

                       SECTION 11 LIMITATION OF LIABILITY

         11.1 TOTAL LIABILITY. Except for a breach of eSilicon's confidentiality obligations set forth in Section 8 of this Agreement, eSilicon's total liability to Customer, from all causes of action and all theories of liability, will be limited to and will not exceed the aggregate amounts paid to eSilicon by Customer under the Proposal giving rise to any liability hereunder.

         11.2 LIMITATIONS AND EXCLUSIONS. Liability for damages will be limited and excluded as set forth in this Section 11, even if any exclusive remedy provided for in this Agreement fails of its essential purpose. Except for damages arising from a breach of confidentiality obligations set forth in
Section 8 of this Agreement, neither Party will be liable to the other Party or to any third party for any special, incidental or consequential damages (including loss of use, data, business or profits) arising out of or in connection with this Agreement or the Services, whether such liability arises from any claim based upon contract, warranty, tort (including negligence), product liability or otherwise, and whether or not a Party has been advised of the possibility of such loss or damage. In no event will eSilicon be liable (a) to Customer for any direct or indirect damages owed to third parties relating to any deliverables or services not provided by eSilicon or (b) for any damages relating to or resulting from the use of deliverables used for aviation, medical, nuclear or ultra hazardous purposes.


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

                              SECTION 12 GOVERNANCE

         12.1 COMPLIANCE WITH LAW. Both Parties will comply in all material respects with all laws and regulations applicable to its activities under this Agreement. Without limiting the foregoing, both Parties will: (a) comply with all United States Department of Commerce and other United States export control laws and regulations with respect to the subject matter hereof; and (b) not produce or distribute any software, products, or technical data in any country where such production or distribution would be unlawful.

         12.2 GOVERNING LAW AND VENUE. This Agreement will be governed by and construed in accordance with the substantive laws of the United States and the State of California, without regard to or application of provisions relating to conflicts of law, and expressly excluding the United Nations Convention on Contracts for the International Sale of Goods. Any litigation arising under this Agreement will be brought exclusively in the federal courts of the Northern District of California or the California state court of Santa Clara County, and the Parties hereby consent to the personal jurisdiction and venue of such courts.

         12.3 ATTORNEYS' FEES. Each Party agrees that in any action to enforce this Agreement the prevailing Party will be entitled to reasonable attorneys' fees and other costs incurred therein, in addition to any other appropriate relief.

         12.4 WAIVER AND MODIFICATION. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the Parties.

         12.5 SEVERABILITY. If, for any reason, a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible to affect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

         12.6 NOTICES. All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt. All communications will be sent to the addresses set forth as follows or to such other address as may be specified by either Party to the other in accordance with this Section 12.6. If to eSilicon: eSilicon Corporation, 501 Macara Avenue, Sunnyvale, California 94085, Attn:
Legal Department. If to Customer, addressed to the Customer address specified in the first paragraph of this Agreement.

         12.7 ASSIGNMENT. Customer may not assign its rights or delegate its obligations under this Agreement, in whole or in part, without eSilicon's prior written consent, which will not be unreasonably withheld, delayed or conditioned. Any attempted assignment or delegation by Customer, without such consent, will be void. Subject to the foregoing, the rights and obligations of the Parties will bind and inure to the benefit of the Parties' respective successors and permitted assigns.

         12.8 FORCE MAJEURE. Except for payment obligations, neither Party will be deemed in default of this Agreement to the extent that performance of its obligations is delayed or prevented by reason of fire, natural disaster, accident, act of government, shortages of material or supplies or any other cause beyond the reasonable control of such Party, provided that such Party gives the other Party written notice thereof promptly and, in any event, within 15 days of discovery thereof and uses its reasonable commercial efforts to so perform or cure.

         12.9 ENTIRE AGREEMENT. This Agreement, including any Proposals, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings, communications or agreements, written or oral, regarding such subject matter.


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

                  IN WITNESS WHEREOF, the duly authorized representatives of eSilicon, Customer and Authorized Agent have executed this Agreement as of the Effective Date. This Agreement may be executed in one or more counterparts, each of which will constitute an original, but taken together will constitute one and the same instrument.


    ESILICON CORPORATION                       RIM SEMICONDUCTOR COMPANY




    /s/ Fritz Koehler                          /s/ Brad Ketch
    ---------------------------------          ---------------------------------
    By:                                        By:
    Name:  Fritz Koehler                       Name:  Brad Ketch
    Title:  V.P. and General Counsel           Title:  President and CEO


                                               AUTHORIZED AGENT:


                                               ---------------------------------
                                               By:
                                               Name:
                                               Title:


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